Exhibit 10.2

Woodburn Holdings Ltd.
885 Pyrford Road
West Vancouver, British Columbia V7V 2A2

October 31, 2005

Marathon Gold Corp.
885 Pyrford Road
West Vancouver, British Columbia V7V 2A2

Ladies and Gentlemen:

RE:   Declaration of Trust

Woodburn Holdings Ltd. holds in trust for Marathon Gold Corp., a 100% undivided interest in the following claim:

Claim	Number of Units	Record Number	Expiration Date

PT1	1	520335	9-22-2006

Woodburn Holdings Ltd. will deliver full title on demand to Marathon Gold Corp. for as long as the claims are in good standing with the Province of British Columbia.

Yours truly,

Woodburn Holdings Ltd.

BY:	/s/ Robert M. Baker
Robert M. Baker, President